Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-144945

$250mm GEMNT 2010-2    * 7yr Fixed Cards*

Joint Books  Citi/Barcap

Cls   Size   WAL        Exp Final    Bench   Spread   Yld    Cpn   PX

A    250mm  6.94yr     03/15/17     ISwaps+ 120      4.517  4.47  99.96957

* SEC Registerd	* Erisa Eligible, Debt-for-Tax	* Legal Final: 03/16/20

* Settlement: 04/07/10		* First Pay 5/17/10

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. Any legends, disclaimers or notices that appear below are not applicable to this message and should be disregarded.  Such text has been automatically generated via bloomberg or another system.